Exhibit 3.59.5

Form LLC-5.25 April 2010	Illinois Limited Liability Company Act Articles of Amendment	FILE #: 00059226

This space for use by Secretary of State.
Secretary of State Department of Business Services	SUBMIT IN DUPLICATE	[FILED]
Limited Liability Division 501 S. Second St., Rm. 351 Springfield, IL 62756 217-524-8008 www.cyberdriveillinois.com	Type or print clearly. This space for use by Secretary of State

Make check payable to Secretary of State. If check is returned for any reason this filing will be void.	Date: 8/19/10 Filing Fee: $150 Approved:

1.	Limited Liability Company Name: Chippewa Valley, L.L.C.

2.	Articles of Amendment effective on:

☑	the file date
☐	a later date (not to exceed 30 days after the file date)	Month, Day, Year
3.	Articles of Organization are amended as follows (check applicable item(s) below):
☐ a)	Admission of a new member (give name and address below)*

☐ b)	Admission of a new manager (give name and address below)*

☐ c)	Withdrawal of a member (give name below)*

☐ d)	Withdrawal of a manager (give name below)*

☐ e)	Change in address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)

☐ f)	Change of registered agent and/or registered agent’s office (give new name and address, including county below) (Address change of P.O. Box alone or c/o is unacceptable)

☐ g)	Change in the Limited Liability Company’s name (give new name below)

☑ h)	Change in date of dissolution or other events of dissolution enumerated in Item 6 of the Articles of Organization

☑ i)	Other (give information in space below)

☐ j)	Establish authority to issue series (see back; filing fee $400)*

* Changes in members/managers may, but are not required to, be reported in an amendment to the Articles of Organization.
Additional information:
3.(h) Perpetual.
The Events of Dissolution section is changing to: See attached.
3.(i) Purpose for which the LLC is organized is changing to: The company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Illinois Limited Liability Company Act.
3.(i)Member’s address has changed to the following: 303 West Madison Street, Suite 2400, Chicago, Illinois 60606

New Name of LLC (if changed):

(continued on back)
Printed on recycled paper. Printed by authority of the State of Illinois. June 2010 - 500 - LLC 11.12

LLC-5.25
4.	This amendment was approved in accordance with Section 5-25 of the Illinois Limited Liability Company Act, and, if adopted by the managers, was approved by not less than the minimum number of managers necessary to approve the amendment, member action not being required; or, if adopted by the members, was approved by not less than the minimum number of members necessary to approve the amendment.

5.	I affirm, under penalties of perjury, having authority to sign hereto, that these Articles of Amendment are to the best of my knowledge and belief, true, correct and complete.

Dated:	8/18	,	2010

	Month/Day		Year

/s/ Craig M. Bernfield
Signature (Must comply with Section 5-45 of ILLCA.)

Craig M. Bernfield — see attached
Name and Title (type or print)

AVIV FINANCING I, L.L.C., Member
If the member or manager signing this document is a company or other entity, state Name of Company and whether it is a member or a manager of the LLC.

*      The following paragraph is adopted when Item 3j is checked:
The operating agreement provides for the establishment of one or more series. When the company has filed a Certificate of Designation for each series, which is to have limited liability pursuant to Section 37-40 of the Illinois Limited Liability Company Act, the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Limited Liability Company generally or any other series thereof, and unless otherwise provided in the operating agreement, none of the debts, liabilities, obligations or expenses incurred, contracted for or otherwise existing with respect to this company generally or any other series thereof shall be enforceable against the assets of such series.
Printed on recycled paper. Printed by authority of the State of Illinois. June 2010 – 500 – LLC 11.12

3.(h) Events of Dissolution:
     The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member or (ii) at any time there are no members of the Company unless the Company is continued in accordance with the Illinois Limited Liability Company Act.

ARTICLES OF AMENDMENT
ILLINOIS LIMITED LIABILITY COMPANY
FORM LLC-5.25
SIGNATURE PAGE

AVIV FINANCING I, L.L.C.
By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.
Its:	Sole member

By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP
Its:	General Partner

By:	AVIV HEALTHCARE, L.L.C.
Its:	General Partner

By:	/s/Craig M. Bernfield
	Name:	Craig M. Bernfield
Its: Manager